PART II

OFFERING CIRCULAR
Entrex Holding Company (?EHCo, LLC?)

EHCo, LLC
150 E Palmetto Park Road
Suite 800
Boca Raton, FL 33432

Best Efforts Offering of up to 400,000 Preferred Equity
Securities (?TIGRtoken?)
Minimum Purchase: 1 Unit ($10)

This prospectus relates to the offering and sale of up to Four Hundred Thousand (400,000) Preferred Equity TIGRtoken Securities of the Company for an aggregate, maximum gross dollar offering of Four Million ($4,000,000) Dollars (the ?Offering?). The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each Preferred Equity Security will be offered at Ten Dollars ($10) per unit. There is a minimum purchase amount of One Preferred Equity TIGRtoken Security, at $10 per unit for an aggregate purchase price of Ten ($10) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment: see ?Risk Factors?. This offering circular relates to the offer and sale or other disposition of up to Four Hundred Thousand (400,000) Preferred Equity TIGRtokens, at Ten Dollars ($10) per unit.

This is our offering, and no public market currently exists for our Preferred Equity securities. The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the ?SEC?) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed. The shares offered hereby are offered on a ?best efforts? basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of securities will be immediately available to us for use in our operations and once received and accepted are irrevocable. See ?Plan of Distribution? for a description of our Preferred Equity securities offering.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE PREFERRED EQUITY SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ?SECURITIES ACT?), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE PREFERRED EQUITY SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



We are following the ?Offering Circular? format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is March 6, 2018



FORWARD LOOKING STATEMENTS


THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS
AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY?S MANAGEMENT.
WHEN USED IN THE OFFERING MATERIALS, THE WORDS ?ESTIMATE,? ?PROJECT,? ?BELIEVE,? ?ANTICIPATE,? ?INTEND,? ?EXPECT? AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT?S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS
AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY?S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE
CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE
CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE


TABLE OF CONTENTS



1.    SUMMARY OF INFORMATION IN OFFERING CIRCULAR?????????1

2.    RISK FACTORS????????????????????????????????????????9

3.    DILUTION???????????????????????????????????????????14

4.    PLAN OF DISTRIBUTION???????????????????????????????15

5.    USE OF PROCEEDS TO ISSUER??????????????????????????16

6.    DIRECTORS, EXECUTIVE OFFICERSAND CONTROL
PERSONS????18

7.    PROJECTED FINANCIAL STATEMENTS????????????????20

8.    SIGNATURE PAGE??????????????????????????????????
?????????????22




1.
SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the ?Company,?
?company?, ?we,? ?our?, ?us?, ?Entrex Holding Company? or
?Company Name? refer to EHCo, LLC. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.



The Company

Organization:
EHCo, LLC  was incorporated under
the laws of the State of Florida
on August 1, 2017. Our principal
office is located at 150 E
Palmetto Park Road,  Suite 800,
Boca Raton FL, 33432.

Capitalization:
$100
Management:
Our Chief Executive Officer &
Chairman is Stephen H. Watkins.
Our Vice Chairman is Rick Rochon.
Our other Officers initially
include Alexander Adami and Erin
Flaherty both who assist in the
operations of the Company.
Controlling
Shareholders:
Stephen H. Watkins is the
controlling shareholder
Our
Business

Entrex was founded in 2001 to create a capital market system for entrepreneurial companies (?Entrex? is short for ?entrepreneurial exchange?).

Since that time, Founder & CEO Stephen Watkins has assembled both a team and a family of companies with leading-edge technology, using the IBM technology stack, to serve the needs of all market participants: companies, investors and intermediaries. As a final step in this evolution the Entrex Holding Company (?EHCo? or ?Entrex?)* was established to help drive synergies among these underlying companies, and to create a comprehensive market system, similar to the infrastructures of NASDAQ or NYSE, yet to help smaller companies access capital while providing control, compliance, and transparency to all market participants.


Description
of
Operations:
Entrex focuses on cash-flowing U.S. companies with $5-250 million of annual revenue: these are typically companies with capital needs beyond the capability of friends and family, but below the interests of Wall Street.

We have found that this sector presents unique challenges to investors and companies that constrain the issuance of traditional equity (?stock?) particularly issues around valuation, liquidity and governance rights.

We believe Investors and Issuers are served well through our innovative solution: our patented and tradable revenue enhanced debt security, trademarked a TIGRcub, or ?top line income generation rights certificate.?

Entrex licenses its TIGRcub and Initial TIGRcub Offering process to issuers which allows issuers to raise funds through a syndicate of regulated Broker Dealers who selling TIGRcubs to their Investors.
Investors buy the TIGRcub which typically provides monthly yield enhanced through the monthly distribution of a small slice of
revenue.   This provides the investor with the benefits of
growth, while providing companies non-dilutive access to capital.

Trade and TIPs, TIGRcub Interest Payments, are managed through the Entrex eChain LLC. This company manages the trades to affect a transparent transaction process for all market constituents and the regulators --- while having the ability to push transactional information, Trade, Anti Money Laundering, Know Your Customer and Suitability ?tokens? onto the Blockchain creating an immutable record on the ledger.

The intent of the eChain is to provide market data constituents, like Dow, Bloomberg and others access to the historical performance and terms of the TIGRcubs which then allow their tools to create Net Present Values (NPVs) creating the opportunity for bid and offers, representing a premium or discount to par for secondary buyers.

Once TIGRcubs are issued and sold, Entrex?s technology platform can then provide investors a ?capital market system? to find, research, track, manage and trade the TIGRcub.

Historical
Operations:
In 2017 EHCo LLC managed and facilitated over 200 TIGRcub trades on a primary basis via our eChain technologies. Regulators, today, use our eChain as the domesticated source for the trades. However we have pushed each trade to the Blockchain which creates an immutable record in a manner that may, or may not, represent the final regulated blockchain methodology. When the regulators establish such a platform, or approve others, Entrex technology anticipates the ability of using an API (Application Programming Interface) to provide both a domesticated ledger and a Blockchain representation of the TIGRcub trade and ownership.

As our market grows we envision Entrex as the place investors can find, research, track, manage and trade TIGRcubs: creating the envisioned ?capital market system for entrepreneurial companies.?

Current
Operations:

TIGRcub licensees (issuing companies) are originated by a nationwide network of over 3,900 intermediary contacts. These relationships have been developed through past marketing at venues including regional investment banking shows and regional ?advisor? oriented forums.

Our ITOS (Initial TIGRcub Offering System) technology platform provides intermediaries a co-branded marketing and origination platform which aligns the Intermediaries as ?Entrex Market
Members?.

Our Entrex Market Members, through our ITOS platform, provides Intermediaries the ability to enter various financial matrix of an issuer which develops an online co-branded TIGRcub Illustration for their clients ? managing the sales process and providing consistent messaging about what and how the Initial TIGRcub Offering process could work for an Issuer ? all helping align Entrex with the Intermediators or ?Entrex Market Members?

Once an illustration is accepted by an Issuer and a license executed the Issuer then goes through an underwriting process, using an ITOS ?DealBox? which manages information flow between
the issuer and the Origination Entrex Market Member.   The
information required by ITOS is managed showing missing documents needed for Brokers and Investors to make informed decisions; while proving out the various financial matrix to the point the initial illustration becomes and market ready ?Initial TIGRcub Offering?.

With an Initial TIGRcub Offering created it is then presented to
regulated Placement Brokers through an ITOS ?BrokerBox?.   The
BrokerBox provides Brokers, and their Compliance team, the required regulatory and financial information about the Issuer to determine if the Initial TIGRcub offering could be appropriate for their investor base.

Once accepted by the Placement Brokers an ?Initial TIGRcub
Offering Circular? or teaser is created for the Placement team to
distribute.   Interested parties can then review an ITOS
?DealBox? which is a subset of information to assist an investor with the information to provide an informed investment decision.

Once a ?buy? order is executed against the offering the order is processed through ITOS to our Entrex eChain which manages both the trade and the monthly TIGRcub Interest Payments through and to secondary trades.

The Entrex technology platform manages a private securities process from initial Sales, Origination, Offering, Placement,
Trade and TIPs creating an end to end life-cycle within our cohesive IBM based technology platform.

Acquisitions
of
Companies:

EHCo LLC anticipates the consolidation of various companies as represented and anticipates various other companies economic
participation as we build operations.   Today the following
companies are wholly owned entities of Entrex Holding Company
(EHCo, LLC):

      Entrex eChain LLC:
           Operations and Management of TIGRcub Trades and TIPs.

      Entrex Market Index LLC:
           Composite Index of the Entrex Marketplace.

      Entrex Capital Market LLC:
           Operations of Regulated Broker/Dealer.



Growth
Strategy:


The Company?s growth is anticipated through further development
of the Entrex Market Member platform.   This includes various
methodologies to build and align with the Originating Members offering further technology enhancements and cohesive marketing alignment. Further we anticipate building the Entrex Placement Syndicate Members to enhanced the volume of investors learning about the various TIGRcub investment opportunities.

Together by scaling origination and placement ?members? we anticipate over time, similar to public markets, Entrex should become known to investors as a market for yield similar to how NASDAQ is known for Technology Companies and NYSE for Blue Chips. The timing and commencement of our growth plans may be influenced by the success of this capital offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.


The Offering

Securities
Offered:
400,000 Preferred Equity TIGRtokens at $10 per unit.

Entrex?s preferred equity TIGRtokens will be offered at $10 each with 1% GAAP Gross Revenues (?Revenue Distributions?) being distributed equally to the 400,000 TIGRtoken holders.
Distributions will be decided and authorized by the Board of Directors on a monthly basis.

Revenue participation will be paid on the 22nd of each month, in arrears or the next business day via ACH for the TIGRtoken Certificate Holder of Record on the last day of the previous month.
Any distribution less than $1.00 per Certificate Holder will be accrued in escrow until and when the accrued distribution value is greater than $1.00.

Any sale of the securities during any escrow period will be distributed to the holder of record based on the last day of the previous month. Any escrows will be visible on the Entrex eChain.

1.
Termination
of the
Offering:
The offering will commence as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the ?SEC?) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of Preferred Equity securities being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed
Offering
Cost:
We estimate our total offering estimated offering, selling and operational expenses of approximately $400,000 of the total $4,000,000 offering amount.



2.
RISK FACTORS


Investing in our securities involves risk. In evaluating the Company and an investment in the Preferred Equity TIGRtokens careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect EHCo?s business, operating results or financial condition, as well as adversely affect the value of an investment in our securities.

The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

The vision and mission of Entrex has been a development stage business for many years managing the business and regulatory challenges of the market sector.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business. The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective/s is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

We rely on licensed intellectual properties purchased and licensed
under agreement from related parties.   If these agreements are not
fully adhered and our license revoked our operations could be severely affected.

Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, licensed technologies, successful implementation of our business plan and limited revenue from operations.

Risks Relating to Our Business

We will be dependent upon key administrative personnel of EHCo, LLC for our future success, particularly Stephen H. Watkins. If we lose this member of the EHCo management team, our ability to implement our business strategy could be significantly harmed.

There is currently no active trading market for our securities.

Our ability to grow will depend on our ability to raise capital.

Our financial condition and results of operations will depend on our ability to manage our future growth effectively.

The EHCo, LLC is a company with limited operating history which has agreements to purchase companies. As such, it is subject to the business risks and uncertainties associated with any new business enterprise, including the lack of experience in managing or operating a business of this type.

Accomplishing this result on a cost-effective basis is largely a function of our management personnel?s structuring of administrative duties, their ability to provide competent, attentive and efficient services to us, and our access to financing on acceptable terms.
We will operate in a highly competitive market for investment opportunities.

We compete for investors with traditional investment vehicles (including private equity funds and mezzanine funds), other equity and non-equity based investment funds, investment banks and other sources of financing, including traditional financial services companies such as commercial banks and specialty finance companies. Many of our competitors, although in a more traditional investment space, are substantially larger than us and have considerably greater financial, technical and marketing resources than we do.

Our quarterly and annual operating results are subject to fluctuation as a result of the nature of our business, and if we fail to achieve our objectives, the value of our securities may decline.

We could experience fluctuations in our quarterly and annual operating results due to a number of factors, some of which are beyond our control, including the number of investors, the number of companies that agree to issue TIGRcubs, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

There are significant potential conflicts of interest which could impact our returns:

Our management team (and any that may be retained in the future), and the future members of a EHCo, LLC may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or organizations managed by affiliates of the EHCo, LLC that may be formed in the future. Accordingly, if this occurs, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of our investors or us.

Operational and/or Ownership conflicts of interest:

Our management team (and any that may be retained in the future), and the future members of the EHCo, LLC may be owners or principals of entities that the EHCo, LLC may purchase. Accordingly, if this occurs, they may have obligations to investors in those entities which may not be in the best interest of the Preferred Equity (TIGRtoken) holders of the EHCo, LLC.

Our Management may choose to, exclusively at their option, to sell or reclassify one or more class/es of securities which could convey rights and privileges to their owners.

The EHCo, LLC management has the right to sell or convert any of the Company?s securities into various securities of any other company if deemed appropriate, exclusively at the option of the management, into a private or publicly listed Company.

Our Management may change our objectives, operating policies and strategies without prior notice or any stockholder approval.

Our management has the authority to modify or waive certain of our operating policies and strategies without prior notice and without investor approval. However, absent investor approval, we may not change the nature of our business so as to cease to exist unless sold or purchased at the exclusive option of management. We cannot predict the effect any changes to our current operating policies or strategies would have on the business model, operating results and returns to investors. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Changes in laws or regulations governing our operations may adversely affect our business.

We are subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.

Because the EHCo, LLC may be publicly traded, there will be uncertainty regarding our value.

We have arbitrarily established a price of our securities based
on our perception of comparables in the industry.   This
valuation may fluctuate significantly and could have no relevance to actual results of the EHCo, LLC.

EHCo?s purchase of related companies:

At the discretion of management; we may or may not elect to purchase related companies which may or may not have conflicts of interest for the Company or management using proceeds of this offering or establishing debt or other securities which may have a negative effect on to TIGRtoken holders of this offering.

Purchase of previously issued securities of related companies:

At the discretion of management; we may or may not purchase or convert securities of related companies owned wholly or in part. These TIGRcubs may be purchased at a premium or a discount, and/or purchased through the distribution of Preferred Equity (TIGRtokens) with rights and warranties similar to this offering and at the sole discretion of management which we may or may not have conflicts of interest in the company, management or price of such securities of said issuer.

EHCo, LLC limited operational experience:

EHCo, LLC, the holding company, has had limited operations and is consolidating various companies which may, or may not, be sufficient for the business and plans outlined.
If management fails to grow as planned the operational cash-flows could limit distributions to TIGRtoken holders or significantly affect the operations of the enterprise. If insufficient funds are not available for distribution, shareholders may not receive the monthly 1% distribution of the company?s top line revenues decided wholly at the discretion of the Board of Directors.


3.
DILUTION


We are offering Preferred Equity Securities (TIGRtokens), which will distribute 1% of GAAP Gross Revenue earned by the EHCo, LLC to investors on a monthly basis at the discretion of management.

Pursuant to the section labeled ?Warrants/Options? we may, or may not, provide Preferred Equity securities (TIGRtokens, or other securities, to members of management, employees or partners which may or may not have a dilutive effect to Preferred Equity securities (TIGRtoken) returns.

Future offerings, if needed, may dilute the Preferred Equity
Securities (TIGRtokens) holdings. These potential offerings may dilute the holdings of this offering?s Preferred Equity
(TIGRtokens).

4.
PLAN OF DISTRIBUTION

We are offering a maximum of 400,000 Preferred Equity Securities on a no minimum, ?best efforts? basis. The offering will terminate upon the earlier to occur of: (i) the sale of all Preferred Equity TIGRtokens being offered, or (ii) 365 days after this Offering Circular is declared effective by the Securities and Exchange Commission or (iii) or the decision by Company management to deem the offering closed.

Our Preferred Equity TIGRtokens are not currently listed on any national exchange or qualified for trading on any electronic quotation system. No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Warrants/options:

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may however, pursuant to the direction of management, issue warrants and/or options to individuals and/or entities in the future for the anticipated benefit of the Preferred Equity TIGRtoken holders.

State Securities Laws:

Under the securities laws of some states, the Preferred Equity (TIGRtokens) may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the TIGRtokens may not be sold unless the TIGRtokens have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.
?
5.
USE OF PROCEEDS TO ISSUER

We estimate that the net proceeds from the sale of the 400,000
$10 TIGRtokens in this Offering will be approximately
$3,600,000, after deducting the estimated offering, selling and operational expenses of approximately $400,000.

Use of funds shall be used in the following manner:

Purchase of the patent(s): $1.2 million.

Purchase of a FINRA registered broker, Conversion and Operations expenses: $250,000.

Appoint a ?placement? business development professional to build and manage the Entrex network of placement agents for the ITO process:
$125,000 plus $125,000 travel.

Appoint an ?origination? business development professional to build and manage the Entrex network of originators: $125,000 plus $125,000 travel.

Marketing to increase brand awareness and increase issuer inquiries:
$180,000.

Appoint a liaison in Washington DC to assist in managing a positive market position with lawmakers and regulators (Congress, SEC, FINRA, et al.) for Entrex as a market and blockchain capital market for entrepreneurial companies: $200,000.

Expand awareness of the Entrex Market Index (?Index?), the composite
index of the Entrex Capital Market with media channels.   The Index
can invest up to 10% into each Issuers TIGRcub Offering creating a diversified basket of investment like the NASDAQ composite:
$500,000.

Continue to enhance Entrex?s ITOS and eChain technologies: $120,000 plus $60,000 hardware, server and IBM consulting.

Other sales and marketing costs associated with placement, origination and operations of the enterprise: $340,000.

Operations staff to manage the growth of the enterprise: 5 people at $50,000 each, or $250,000.

6.
DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and directors as of the date of this offering are as follows:

Stephen H. Watkins: is Chairman of the Board and is the founding Chairman and CEO of Entrex. Stephen is an experienced entrepreneur founding a series of successful information and business services companies; two of which grew to billion dollar market cap companies (3Clix - SMS/Assist). Stephen authored the book ?Capital Can?t Fund What It Can?t Find?. In the past he wrote a syndicated bi-monthly finance column?read by over eight million national readers at its peak.

Richard Rochon: Mr. Rochon is the Vice Chairman of the Board and CEO and Chairman of Royal Palm Capital Partners. Mr. Rochon has extensive experience as an investor, shareholder, director and officer of various public and private companies throughout his career and has been involved in numerous acquisitions, divestitures, spin-offs, initial public offerings, secondary offerings and other corporate financings and transactions.

Prior to forming RPCP, Mr. Rochon served for 14 years (1987-
2002) as President of Huizenga Holdings, Inc., a management and holding company owned by H. Wayne Huizenga.

Mr. Rochon?s responsibilities during his career have included the following: Director, Century Business Services (NYSE: CBZ; 1996 - 2014); Director (Chairman), Sunair Services Corporation (AMEX: SNR; 2004 ? 2009); Director (Chairman and Chief Executive Officer), Devcon International Corporation (2004 ?
2009); Director (Chairman) Equity Media Holdings Corporation (2008 ? 2009); Director (Chairman and Chief Executive Officer) ? Coconut Palm Acquisition Corporation (2005-2007); Director, Bancshares of Florida (NASDAQ: BOFL - 2002-2006), a full-service commercial bank; Director (Vice Chairman) (November 1996 to December 2004) and President (March 1998 to January
2002) of Boca Resorts, Inc. Director, Miami Dolphins (National Football League) (1994-2002); Director AutoNation, Inc. (NYSE:
AN; September 1995-May 1997); Director, Florida Marlins (Major League Baseball) (September 1990 to January 1999); Director, Florida Panthers (National Hockey League) (December 1992 to November 1996); Director, Barnett Bank of Broward County (6 Years); Director, SportsChannel Florida (March 1996 to January
2000). Mr. Rochon has also served as a director of the following privately held operating companies, including: Lord Colony Cleaners, Tru-Green Lawn Spray, R.W. Collins Pest Control Inc., Aqua Pure Bottled Water, Inc., Leisure Management International, Classic Sports Network, SunCoast Helicopters, Inc., Sparkle and Life General Security.

In addition, Mr. Rochon has been involved in real estate investments of hotels, land and marinas as well as professional sports stadiums (Joe Robbie Stadium) and new stadium construction (National Car Rental Center). Specifically, he has served as a director of Pier 66 Hotel and Marina (Fort Lauderdale), Bahia Mar Hotel and Marina (Fort Lauderdale), Las Olas Land Corporation, Sunrise Land Corporation and Homestead Motorsports Complex.

Prior to joining the Huizenga Holdings organization in 1985 (where he served as Treasurer from 1985-1987 prior to being named President), Mr. Rochon was employed as a certified public accountant by the public accounting firm of Coopers & Lybrand from 1979 to 1985.

Compensation of Directors:

The independent directors will receive an annual retainer fee and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting. The independent directors will receive compensation in connection with each committee meeting of the Board of Directors that they attend, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. No compensation is expected to be paid to directors until this offering is made effective.
Indemnification Agreements:

We shall enter into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under law. Each indemnification agreement provides that EHCo shall indemnify the director who is a party to the agreement (an ?Indemnitee?), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding.

Significant Employees:

As of the date of this prospectus, Stephen H. Watkins is the key personnel associated directly with the EHCo, LLC. Other staff members and/or entities will be involved in EHCo, LLC as required. Various employment agreements and/or contracts may be made with key personnel which will regulate the manner of compensation and the potential options and/or warrants of various securities of the enterprise as provided in the employment agreements.

Family Relationships:

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings:

None of our directors, executive officers or control persons is known to have been involved in any of the following events during the past five years:

1.
Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.
Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

Changes in Control:

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.


7.
PROJECTED FINANCIAL STATEMENTS

See financials attached.


Note 1.     Organization, History and Business

EHCO, LLC, (?the Company?) became a Limited Liability Corporation in Florida on August 4, 2017. The Company was established to help drive synergies among these underlying companies, and to create a comprehensive ?capital market system for entrepreneurs?; the Company's fiscal year end is December 31.

Note 2.     Revenue Recognition

Revenue is derived from licensing, technology, origination and placement fees. Revenue is recognized in accordance with GAAP.

Note 3.     Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, ?Stock Compensation? (?ASC 718?). Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, ?Equity-Based Payments to Non-Employees.? Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term ?forfeitures? is distinct from ?cancellations? or ?expirations? and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and

Note 6.     Income Taxes

The Company adopted the provisions of ASC 740-10-50, formerly
FIN 48, and ?Accounting for Uncertainty in Income Taxes?. The
Company had no material unrecognized income tax assets or liabilities as of October 1, 2016.

The Company?s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period September 7, 2016 (inception) through October 1, 2016 there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and the state of Delaware. We are not currently involved in any income tax examinations.

Note 7.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company?s ability to continue as a going concern. Management believes that the Company?s capital requirements will depend on many factors including the success of the Company?s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the
future.   The conditions described above raise substantial
doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.
?
8.
SIGNATURE PAGE



Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and County of Palm Beach, in the State of Florida, March 7, 2018.


EHCO, LLC

 By:
 /s/ Stephen H.
Watkins


Name:
Stephen H. Watkins

 Title:
Managing Member
(and Principal Executive
Officer)

In accordance with the requirements of the Securities
Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature

Title

Date

/s/ Stephen H.
Watkins

Managing Member

 March 7th, 2018
Stephen H. Watkins

(and Principal
Executive Officer)